UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 7, 2005

FMC Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-16489	36-4412642
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1803 Gears Road, Houston, Texas		77067
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(281) 591-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 7, 2005, FMC Technologies B.V. ("Tech BV"), a wholly-owned subsidiary of FMC Technologies, Inc. (the "Company"), borrowed $75 million pursuant to its five-year revolving credit agreement with DNB Nor Bank ASA, as Administrative Agent for the Lenders party to such agreement. This borrowing, combined with previous borrowings, brought Tech BV’s total outstanding indebtedness under the revolving credit agreement to $195 million. On December 8, 2005, Tech BV borrowed an additional $55 million under the revolving credit agreement. After these draws, Tech BV has $120 million of remaining capacity under the revolving credit agreement. The Company guarantees all of the obligations of Tech BV under the revolving credit agreement.

Tech BV will use the proceeds from these borrowings primarily to fund dividends to the Company in connection with a plan to repatriate foreign earnings to the U.S. under the provisions of the American Jobs Creation Act (the "Act") as well as for working capital and other business needs. As described in its Quarterly Report on Form 10-Q for the period ended September 30, 2005, the Company intends to use the repatriated cash to fund qualifying domestic expenditures under a dividend reinvestment plan approved by the Company’s Board of Directors. The Company does not expect its consolidated net debt to increase materially at year-end as a result of borrowings to fund dividends and related transactions.

Tech BV’s $370 million five-year revolving credit agreement matures on November 10, 2010. Borrowings under the credit agreement bear interest at a rate equal to, at Tech BV’s option, either (a) a base rate determined by reference to the higher of (1) DNB Nor Bank ASA’s prime rate or (2) the federal funds rate plus 0.5% or (b) a LIBOR rate determined based on the duration of the borrowing period plus 0.55%. Tech BV is required to make interest-only payments at least quarterly and repay the outstanding principal and accrued interest by November 10, 2010.

This description of the terms of the $370 million five-year revolving credit agreement dated November 10, 2005 is qualified in its entirety by reference to the full text of the revolving credit agreement filed as Exhibit 10.14 to the Company’s Current Report on Form 8-K dated November 14, 2005.

This Current Report on Form 8-K contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond the Company's ability to control. Forward-looking statements are qualified in their entirety by the cautionary language set forth in the Company's filings with the Securities and Exchange Commission, including the risks and uncertainties described in the Cautionary Note Regarding Forward-Looking Statements in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2005. The Company cautions shareholders and prospective investors that actual results may differ materially from those indicated by the forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMC Technologies, Inc.

December 13, 2005	By:	/s/ William H. Schumann, III

Name: William H. Schumann, III
Title: Senior Vice President and Chief Financial Officer